EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

In connection with this Report on Form 10-Q for the three and nine months ended June 30, 2017, or the Report, of PennantPark Floating Rate Capital Ltd., or the Registrant, as filed with the Securities and Exchange Commission on the date hereof, I, Arthur H. Penn, Chief Executive Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Arthur H. Penn
Name: Arthur H. Penn
Title: Chief Executive Officer
Date: August 8, 2017